EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the inclusion in this registration statement on Form S-1 to be filed on or about December 22, 1997, of our report dated October 24, 1997 on our audits of the financial statements of McDonald Mobile Homes, Inc. We also consent to the reference to our firm under the caption "Experts."

                                                       COOPERS & LYBRAND, L.L.P.

Tulsa, Oklahoma
January 5, 1998